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                                                                     Exhibit 5.1

                         [Perkins Coie LLP Letterhead]

                                February 15, 2002

Puget Energy, Inc.
411 - 108/th/ Avenue N.E.
Bellevue, WA 98004

Puget Sound Energy, Inc.
411 - 108/th/ Avenue N.E.
Bellevue, WA  98004

     Re:  Registration Statement on Form S-3

Ladies and Gentlemen:

     We have acted as counsel to Puget Energy, Inc., a Washington corporation ("Puget Energy") and Puget Sound Energy, Inc., a Washington corporation ("PSE"), in connection with the preparation and filing of the Registration Statement on Form S-3 (the "Registration Statement") with the Securities and Exchange Commission with respect to the registration under the Securities Act of 1933, as amended (the "Securities Act"), of $500,000,000 of (a) common stock of Puget Energy (the "Common Stock"), (b) Senior Notes of PSE (the "Notes"), (c) Unsecured Debentures of PSE (the "Debentures") and (d) the guarantee by PSE of the trust preferred securities (the "Preferred Securities") of Puget Sound Energy Capital Trust III (the "Guarantee").

     The Notes are to be issued under a senior note indenture between PSE and State Street Bank and Trust Company, as trustee (the "Note Trustee"), and one or more supplemental indentures thereto (collectively, the "Note Indenture"). PSE's obligations under the Notes will be secured by PSE's first mortgage bonds (the "Pledged Bonds") to be issued under either PSE's electric property first mortgage indenture (the "Electric Mortgage") between PSE and State Street Bank and Trust Company, as trustee (the "Electric Trustee") or PSE's gas property first mortgage indenture (the "Gas Mortgage") between PSE and The Bank of New York Company, Inc, as trustee (the "Gas Trustee"). The Debentures are to be issued under an indenture between PSE and Bank One Trust Company, N.A., as trustee (the "Debenture Trustee"), and one or more supplemental indentures thereto (collectively, the "Debenture Indenture"). The Guarantee is to be issued pursuant to a preferred securities guarantee agreement (the "Guarantee Agreement") to be entered into between PSE and Bank One Trust Company, N.A., as trustee (the "Guarantee Trustee").

     We have examined the Registration Statement and such other instruments, documents and records of Puget Energy and PSE, certificates of public officials and other materials that we deemed necessary or appropriate in giving this opinion (collectively, the "Documents").


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Puget Energy, Inc.
Puget Sound Energy, Inc.
February 15, 2002
Page 2

In such examination, we have assumed the following: (a) the authenticity of original Documents and the genuineness of all signatures, (b) the conformity to the originals of all Documents submitted to us as copies, (c) the requisite power and due authorization, corporate or otherwise, to enter into the Documents and to perform all obligations thereunder, (d) the validity, binding effect and enforceability in accordance with their terms, of the Documents and (e) the truth, accuracy and completeness of the information, representations and warranties contained in the Documents.

     Based upon the foregoing examination, we are of the opinion that:

     1. The Common Stock will be duly authorized, validly issued, fully paid and nonassessable when (a) the Registration Statement, and any amendments or supplements thereto (including any necessary post-effective amendments), shall have become effective under the Securities Act, (b) Puget Energy's Board of Directors or duly authorized committee thereof shall have duly adopted final resolutions authorizing the issuance and sale of the Common Stock, as contemplated by the Registration Statement and any amendments or supplements thereto, (c) the Common Stock shall have been duly executed by Puget Energy and registered by its registrar, (d) the Common Stock shall have been offered and sold by Puget Energy, as contemplated by the Registration Statement and any amendments or supplements thereto, and (e) Puget Energy shall have received the consideration required for the Common Stock to be sold by it as contemplated by the Registration Statement and any amendments or supplements thereto.

     2. The Notes will be duly authorized, validly issued and binding obligations of PSE when

          (a) the Registration Statement, and any amendments or supplements thereto (including any necessary post-effective amendments), shall have become effective under the Securities Act, and the Note Indenture shall have been qualified under the Trust Indenture Act of 1939, as amended (the "Trust Indenture Act"), and duly executed and delivered by PSE and the Note Trustee;

          (b) the Washington Utilities and Transportation Commission shall have issued the appropriate orders authorizing the issuance and sale of the Notes;

          (c) PSE's Board of Directors or duly authorized committee thereof shall have duly adopted final resolutions authorizing (i) the issuance and sale of the Notes, as contemplated by the Registration Statement (including any amendments or supplements thereto) and the Note Indenture, (ii) the execution and delivery of the Note Indenture,

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Puget Energy, Inc.
Puget Sound Energy, Inc.
February 15, 2002
Page 3

including an indenture supplemental thereto pursuant to which PSE will issue a series of Notes, (iii) issuance and delivery of the Pledged Bonds; and (iv) the execution and delivery of an indenture supplemental to the Electric Mortgage or the Gas Mortgage, as the case may be, pursuant to which PSE will issue a series of Pledged Bonds (the "Pledged Bond Supplemental Indenture");

          (d) the terms of the Notes and their issue and sale shall have been duly established in conformity with the Note Indenture so as not to violate any applicable law, agreement or instrument then binding upon PSE;

          (e) the terms of the Pledged Bonds and their issue shall have been duly established in conformity with the Electric Mortgage or Gas Mortgage, as the case may be, so as not to violate any applicable law, agreement or instrument then binding upon PSE;

          (f) PSE shall have complied with the terms and conditions of the Note Indenture with respect to the creation, authentication and delivery of a supplemental indenture thereto;

          (g) the Notes shall have been duly executed by PSE, duly authenticated and delivered by the Note Trustee, and issued and sold by PSE as contemplated by the Registration Statement (including any amendments or supplements thereto) and in accordance with the above-mentioned corporate and governmental authorizations;

          (h) PSE shall have complied with the terms and conditions of the Electric Mortgage or the Gas Mortgage, as the case may be, with respect to the creation, authentication and delivery of a supplemental indenture thereto;

          (i) the Pledged Bonds shall have been duly executed by PSE, duly authenticated and delivered by the Electric Trustee or the Gas Trustee, as the case may be, and issued by PSE as contemplated by the Registration Statement (including any amendments or supplements thereto) and in accordance with the above-mentioned corporate and governmental authorizations; and

          (j) the Pledged Bond Supplemental Indenture shall have been duly filed and recorded in the appropriate recording offices of all jurisdictions in which the properties subject to the Electric Mortgage or the Gas Mortgage, as the case may be, are located, and all appropriate Uniform Commercial Code filings shall have been duly filed and recorded.


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Puget Energy, Inc.
Puget Sound Energy, Inc.
February 15, 2002
Page 4

     3. The Debentures will be duly authorized, validly issued and binding obligations of PSE when (a) the Registration Statement, and any amendments or supplements thereto (including any necessary post-effective amendments) shall have become effective under the Securities Act, and the Debenture Indenture shall have been qualified under the Trust Indenture Act, and duly executed and delivered by PSE and the Debenture Trustee; (b) PSE's Board of Directors or duly authorized committee thereof shall have duly adopted final resolutions authorizing (i) the issuance and sale of the Debentures, as contemplated by the Registration Statement (including any amendments or supplements thereto) and the Debenture Indenture and (ii) the execution and delivery of the Debenture Indenture, including an indenture supplemental thereto pursuant to which PSE will issue a series of Debentures; (c) the Debenture Indenture, including any supplemental indenture thereto, under which such Debentures are to be issued shall have been duly executed as provided in such resolutions and the Debentures shall have been duly executed and authenticated as provided in the Debenture Indenture, including any such supplemental indenture, so as not to violate any applicable law, agreement or instrument then binding upon PSE, and shall have been duly delivered to the purchasers thereof against payment of the agreed consideration therefor; and (d) the Washington Utilities and Transportation Commission shall have issued the appropriate orders authorizing the issuance and sale of the Debentures.

     4. The Guarantee will be a duly authorized, validly issued and binding obligation of PSE when (a) the Registration Statement, and any amendments or supplements thereto (including any necessary post-effective amendment) shall have become effective under the Securities Act; (b) the Guarantee shall have been qualified under the Trust Indenture Act, and duly executed and delivered by PSE and the Guarantee Trustee; (c) PSE's Board of Directors or duly authorized committee thereof shall have duly adopted final resolutions authorizing the execution and delivery of the Guarantee, as contemplated by the Registration Statement (including any amendments or supplements thereto) and the applicable amended and restated declaration of trust (d) the Preferred Securities shall have been legally issued, as provided in the applicable amended and restated declaration of trust; (e) the Guarantee shall have been duly executed and delivered as provided in the applicable preferred securities guarantee agreement so as not to violate any applicable law, agreement or instrument then binding upon PSE; and (f) the Washington Utilities and Transportation Commission shall have issued the appropriate orders authorizing the Guarantee.

     The opinions expressed above are subject to the following exclusions and qualifications:

     A. We express no opinion as to the validity, binding effect or enforceability of any right or obligation to the extent that such right or obligation may be limited by

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Puget Energy, Inc.
Puget Sound Energy, Inc.
February 15, 2002
Page 5

(i) applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer or other laws relating to or affecting creditors' rights generally,
(ii) general principles of equity (regardless of whether considered in a proceeding in equity or at law), including those relating to the availability of the remedy of specific performance or injunctive relief or (iii) the effect of federal and state securities laws and principles of public policy on rights of indemnity and contribution.

     B. We express no opinion as to any laws other than the federal laws of the United States and the state of Washington and we express no opinion with respect to the laws, regulations or ordinances of any county, municipality or governmental subdivision or agency thereof.

     We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to us under the heading "Legal Matters" in the related Prospectus. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under
Section 7 of the Securities Act.

                                        Very truly yours,


                                        /s/ Perkins Coie LLP